UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005
Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)
Delaware	000-49697	06-1449146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8909 Purdue Road Suite 300 Indianapolis, IN 46268
(Address of principal executive offices)
Registrant's telephone number, including area code: (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2005, the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division (the "Bankruptcy Court"), entered an order authorizing the implementation of transactions in accordance with the Investment Agreement, dated as of March 15, 2005 (the "Investment Agreement"), that Republic Airways Holdings Inc. (the "Company"), together with its majority shareholder, Wexford Capital LLC, entered into with US Airways Group, Inc. (“Group”) and US Airways, Inc. (“US Airways,” and together with Group, “Airways”).

The principal terms of the Investment Agreement are as follows:

Equity Investment Option. Under the Investment Agreement, Group has an option (the “Equity Investment Option”) to require the Company to invest $125 million through the purchase of shares of common stock of the reorganized Group (the “New Common Stock”) incident to Airways' and certain of its subsidiaries' plan of reorganization (the “Plan”) under their chapter 11 cases. The shares purchased by the Company would represent between 19.2308% and 25% of the fully-diluted equity interests of the reorganized Group upon emergence from chapter 11, subject to adjustment based on equity investments made by certain other substantial third party investors ("Substantial Investors"). Group's right to exercise and consummate the Equity Investment Option is subject to a number of conditions, including, without limitation, customary closing conditions and the following: (i) all definitive documents contemplated by the Investment Agreement and the related term sheets to be entered into with the Company and Airways or their respective affiliates having been prepared, negotiated and finalized and, to the extent applicable, executed, and the Bankruptcy Court's approval of the transactions contemplated by the Investment Agreement (the "Transactions"), as necessary, having been obtained, (ii) Group and the Company having entered into a shareholders agreement and an investor rights agreement with any other Substantial Investor containing customary terms and conditions reasonably acceptable to the Company, (iii) the receipt of all material regulatory approvals, permits, authorizations, agreements and third party consents required to consummate the Transactions and necessary to permit the reorganized Group to carry on its business, (iv) Group's receipt, on the effective date of the Plan (the "Effective Date"), of cash equity investments of not less than $350 million (including any loans converted into equity under the Junior Secured Debtor-in-Possession Credit Facility Agreement among US Airways, Eastshore Aviation, LLC and the other parties thereto), (v) there not having occurred a Material Adverse Effect between the date of the most recent business plan approved by the Company and the closing of the Equity Investment Option, (vi) the Effective Date having occurred not later than December 31, 2005, (vii) US Airways having exercised and consummated the Slots Option and the consummation of the Company's purchase of the Currently Owned Aircraft, (viii) the appointment or election of certain Company designees to the reorganized Group's Board of Directors, (ix) all material contracts necessary for successful implementation of the Plan having been assumed or being assumable by Group, (x) the chapter 11 cases of Airways not having been converted to cases under chapter 7 of the U.S. Bankruptcy Code and no trustee having been appointed in the chapter 11 cases under any chapter of the Bankruptcy Code, (xi) US Airways’ collective bargaining agreements being in full force and effect, without any material disputes or arbitrations and (xii) the Company's approval, in its sole and absolute discretion, of the business plan for the reorganized Group and its subsidiaries. In addition, Group is required to offer to the Company any more favorable terms that Group provides to a third party that commits to acquire equity securities of the reorganized Group in connection with the Plan.

Representations and Warranties. The Investment Agreement contains customary representations and warranties, including, without limitation, those regarding: (i) corporate organization and qualification; (ii) corporate power and authority; (iii) consents; (iv) court orders; (v) capitalization; (vi) reports and financial statements; (vii) property; (viii) taxes; (ix) insurance; (x) regulatory status; and (xi) labor matters.

Covenants. The Investment Agreement contains customary pre-closing covenants and specific covenants pertaining to, among other things: (i) the parties' entry into an amended and restated Jet Service Agreement (the "Amended Jet Service Agreement") and their undertaking to use commercially reasonable efforts to negotiate and agree upon the remaining transaction documents to effectuate the transactions described herein; (ii) the operation of Airways' businesses and the maintenance of their properties and assets; (iii) Group's undertaking to use commercially reasonable efforts to, and to cause its subsidiaries to, maintain their right to operate the Slots and their rights, interests, privileges and authority in and to the Gates; (iv) Airways' delivery to the Company of certain reports regarding Airways' business operations; and (v) the parties' obligation to make any required filings or notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other antitrust or similar competition laws. The Investment Agreement also contains additional covenants regarding, among others: (i) Group's obligation to register and list the New Common Stock; (ii) limitations on the Company's right to resell shares of New Common Stock; (iii) the Company's obligation to maintain sufficient and adequate resources to consummate the Transactions; and (iv) Group's use and transfer of the Slots.

Group Business Plan. The Equity Investment Option is subject to the Company's approval, in its sole and absolute discretion, of a business plan for the reorganized Group and its subsidiaries for the years 2005-2007. If Group makes a material amendment to the business plan, the Company's obligation will be conditioned on its agreement with the amended business plan.

Right of First Offer. The Company has a right of first offer in the event that Group proposes to offer any equity securities of the reorganized Group in connection with the Plan to third party investors on terms different, in any material respect, than those contained in the Investment Agreement. If the Company declines the revised offer and Group is able to raise equity on the terms offered to the Company, Group would have the right to terminate, upon six months' prior written notice, up to ten of the ERJ-145 aircraft flown under the Amended Jet Service Agreement if (i) Group has exercised the Equity Investment Option and the Slots Option described below, (ii) the Company has not purchased the New Common Stock other than as a result of Group's failure to satisfy any of the conditions to the Company's obligation to consummate the Equity Investment Option, except for the Company's approval of the reorganized Group's business plan or consummation of the Slots Option to the extent resulting from the Company's election not to purchase the New Common Stock, and (iii) the Slots Option has not been consummated. Upon US Airways' exercise of such termination right, US Airways would no longer be entitled to consummate the Slots Option. Alternatively, Group may choose not to extend a right of first offer to the Company, while forfeiting the right to terminate the ERJ-145 aircraft.

Slots Option. US Airways has the option (the “Slots Option”) to sell to the Company, and license from the Company the right to use, for an aggregate purchase price of approximately $51.64 million, less the reasonable legal fees and expenses of the Company incurred in connection with the purchase and license-back of the Slots, 113 unrestricted commuter slots (the "DCA Slots") located at Ronald Reagan International Airport (“DCA”), and 24 unrestricted commuter slots (the "LGA Slots," and together with the DCA Slots, the "Slots") located at New York-LaGuardia Airport (“LGA”), subject to the contemporaneous consummation of the Company's purchase of the Currently Owned Aircraft. Upon US Airways’ exercise of the Slots Option and the Company’s purchase of the Slots, the Company would simultaneously enter into an agreement to license the Slots (the “Slots License”) to US Airways for a period equal to the later term of the Amended Jet Service Agreement or the New Jet Service Agreement. The DCA Slots would be licensed at an agreed annual rate, payable monthly in arrears, while the LGA Slots would be licensed at an annual rate, payable monthly in arrears, in an amount equal to the level monthly payments sufficient to fully amortize the purchase price for such Slots over the earlier of expiration of the term of the New Jet Service Agreement or the date on which the Slots expire, at an agreed annual interest rate. The Slots Option would be exercisable by US Airways, in its discretion, prior to the Effective Date and upon thirty days' prior written notice to the Company, but in any event not later than December 31, 2005.

Repurchase Option. US Airways has a right to repurchase (the "Repurchase Option") all, but not less than all, of (i) the DCA Slots at a price equal to the purchase price paid by the Company for the Slots and (ii) the LGA Slots at a price equal to the greater of the unamortized amount of the purchase price paid by the Company for the Slots and $1. US Airways may exercise the Repurchase Option (A) at any time after the Effective Date and prior to the expiration of the Slots License term, or (B) upon US Airways’ termination of either of the Jet Service Agreements as a result of a material breach by the Company or the Company's subsidiary, Chautauqua Airlines, Inc. ("Chautauqua"). In connection with US Airways' sale of the Slots to the Company, US Airways would grant the Company a perfected security interest and first lien (the “Slots Security Interest”) on the Repurchase Option and all proceeds thereof (including, without limitation, the assets acquired upon the exercise of the Repurchase Option) to secure US Airways’ obligations under the Jet Service Agreements, with the Slots being transferred, upon US Airways' exercise of the Repurchase Option, to a bankruptcy remote trust for the benefit of Airways, subject to the Slots Security Interest. The Slots Security Interest would expire two years following US Airways’ exercise of the Repurchase Option, unless on or prior to such date Group becomes subject to a bankruptcy proceeding, in which event the two-year period would be tolled until the bankruptcy proceeding is either dismissed or closed.

Republic Aircraft Transaction. Simultaneously with US Airways’ closing of the Slots Option, the Company would, subject to certain conditions, purchase from US Airways ten EMB-170 aircraft currently owned by US Airways (collectively, the "Currently Owned Aircraft"), and US Airways would assume the leases for 15 EMB-170 aircraft currently leased by US Airways from General Electric Capital Corporation ("GECC") or an entity acting on its behalf (the "Leased Aircraft") and assign such leases to the Company, including approximately $270 million, net present value, of associated lease obligations, subject to the Company's satisfaction with the terms of the leases and agreement with the related financing arrangements. Once the Company is eligible to fly under a certificate of public convenience and necessity issued by the Department of Transportation (the "Certificate"), the Currently Owned Aircraft and the Leased Aircraft would be transitioned to the Certificate and the Company would fly the aircraft as “US Airways Express” under a new jet services agreement to be entered into by the Company or Chautauqua and US Airways (the “New Jet Service Agreement,” and together with the Amended Jet Service Agreement, the “Jet Service Agreements”) on terms substantially similar to the Amended Jet Service Agreement.

Upon US Airways’ exercise and consummation of the Slots Option, Airways would, subject to its reaching mutual agreement with the Company and Embraer-Empresa Brasileira de Aeronáutica S.A. (“Embraer”) for the purchase of additional aircraft from Embraer pursuant to an assumption and assignment of a certain Master Purchase Agreement between Airways and Embraer, as modified to reflect such agreement, assume and assign to the Company the Master Purchase Agreement, as so modified and amended. At US Airways’ option, if US Airways has arranged to have 100% leasing financing available to the Company reasonably acceptable to the Company, the Company would also purchase, in connection with its purchase of the Currently Owned Aircraft, three EMB-170 aircraft that are currently committed to be delivered to US Airways by Embraer (the “EMB Committed Aircraft"). US Airways would retain its rights with respect to all pre-delivery deposits posted on account of the EMB Committed Aircraft.

If the Slots Option is not exercised, the Company would have a one-time option to purchase the Currently Owned Aircraft (and, if applicable, the EMB Committed Aircraft) and to take an assignment of the leases related to the Leased Aircraft. The option would be exercisable upon written notice to US Airways within thirty days following either the Effective Date or the termination date of the Investment Agreement, unless the termination occurred as a result of the the Company's breach or the Omnibus Order approving the Investment Agreement and the other Transactions (the "Omnibus Order") not having been entered by the Bankruptcy Court and not having become final by April 20, 2005. If so exercised, US Airways would cause its affiliates to enter into the relevant transaction documents within thirty days after its receipt of the exercise notice. The aircraft would be operated under the name “US Airways Express” pursuant to the New Jet Service Agreement.

The purchase price for the Currently Owned Aircraft would be $44 million (the fair market value of US Airways' equity in the aircraft) (i) less (A) any accrued maintenance costs, which would be set at an agreed rate, (B) any loss discovered through inspection of the aircraft that is not covered by warranty, and (C) in certain circumstances, monthly depreciation at an agreed upon rate and (ii) further adjusted for the pay down of debt on account of the Currently Owned Aircraft from the date of the Investment Agreement through the closing. In connection with such purchase and sale of the Currently Owned Aircraft, the Company would assume all current debt obligations of US Airways associated with such aircraft, currently estimated at approximately $169.4 million, subject to the Company's satisfaction with the terms of the debt and agreement with related arrangements. The closing of the purchase and sale of the Currently Owned Aircraft to the Company would occur simultaneously with the closing of the Slots Option, with US Airways leasing back each of the Currently Owned Aircraft, for a period commencing on the purchase date and continuing until the completion of the transition of the aircraft to the Certificate (the "Owned Aircraft Leaseback"), and at a monthly rate determined in accordance with a specified formula. In addition to the monthly rental rates, the monthly lease payments would include payments in respect of maintenance reserves, and, at the inception of each lease, US Airways would provide a security deposit equal to two months' lease payments.

With respect to the assignment to the Company of each lease related to a Leased Aircraft, the assignment would occur upon the successful transition of the Leased Aircraft to the Certificate, whereupon the Company would assume all of US Airways' obligations with respect to the lease, subject to US Airways satisfying its cure obligations thereunder and subject to the Company's satisfaction with the terms and conditions of the related lease agreement. However, if (i) US Airways defaults under any of the transaction documents or (ii) the Investment Agreement terminates (other than as a result of the Company's breach thereunder or the Omnibus Order not having been entered by the Bankruptcy Court and not having become final by April 20, 2005), the Company's obligations with respect to any lease related to a Leased Aircraft that has not been transitioned as of the date of the default would terminate.

If the Company acquires the Currently Owned Aircraft (and, if applicable, the EMB Committed Aircraft) and takes an assignment of the leases related to the Leased Aircraft, subject to certain terms and conditions, the Company would purchase from US Airways (i) a flight simulator and a cabin door trainer for an aggregate purchase price equal to fair market value, estimated to be approximately $9.5 million, and (ii) certain spare parts and tooling equipment for an aggregate purchase price equal to fair market value, not to exceed $5 million, and would, subject to certain conditions, relocate its EMB-170/-190 heavy overhaul maintenance facility to a location specified by US Airways that is east of the Mississippi River and is consistent with the Company maintaining low operating costs.

US Airways' sale of the Currently Owned Aircraft and assumption and assignment of the Leased Aircraft would be subject to receipt of any required regulatory approvals and third party consents, including, without limitation, the consents of the ATSB Lender Parties (as defined in Airways' term loan agreement (the "ATSB Loan") guaranteed under the Air Transportation Safety and System Stabilization Act by the Air Transportation Stabilization Board), GECC and Embraer.

Gates Option. If US Airways defaults under the Slots License, or is in default under either of the Jet Service Agreements, and the default is not cured within thirty days of receipt of written notice thereof, the Company would have an option (the “Gates Option”) to acquire, through sublease, assignment or otherwise, US Airways’ right, title and interest in and to three gates at DCA and two gates at LGA (collectively, the “Gates”), subject to certain lease restrictions and receipt of all necessary approvals. The purchase price for the Gates would be the fair market value of US Airways’ rights to the Gates, determined as if no Gates Option existed, with any dispute regarding the purchase price to be resolved by binding arbitration.

Approvals and Consents. US Airways' sale of the Slots pursuant to the Slots Option, and any sale of Gates pursuant to the Gates Option, would be subject to receipt of any required regulatory approvals and third party consents, including, without limitation, the consents of the ATSB Lender Parties.

Amended Jet Service Agreement. As contemplated by the Investment Agreement, Chautaqua and US Airways will enter into the Amended Jet Service Agreement, which will be assumed by US Airways pursuant to the Omnibus Order. The Amended Jet Service Agreement will amend and restate Chautaqua's existing code-share agreement with US Airways. Modifications to be incorporated in the Amended Jet Service Agreement generally provide for, among other things, the operation of regional jets at reduced costs to US Airways and, in certain circumstances, US Airways' right to terminate from service up to five, or in other circumstances described above, up to 15, regional jet aircraft, Chautauqua's right to terminate from service a specified number of regional jet aircraft (not to exceed 15 aircraft), and a one-year extension of the agreement to March 2013. In no event would US Airways be able to terminate more than two aircraft in any calendar month.

Growth Aircraft. Upon the closing of the Equity Investment Option, Group would have the option to cause the Company to purchase, finance and operate for US Airways under the name "US Airways Express" six additional EMB-170 aircraft and sixteen additional EMB-170 or EMB-190 aircraft (such additional aircraft collectively with the EMB Committed Aircraft, the "Growth Aircraft") under the New Jet Service Agreement, subject to the Company’s ability to secure financing for the aircraft at lease rates determined pursuant to a specified formula. If the Company acquires any Growth Aircraft, the Company would assume certain obligations owing to US Airways' aircraft advisor. If US Airways exercises its option to cause the Company to acquire the Growth Aircraft and the parties mutually agree upon related terms and conditions, US Airways would have the right to terminate two ERJ-145 aircraft flown under the Amended Jet Service Agreement for every five Growth Aircraft flown under the New Jet Service Agreement, subject to limited exceptions.

Termination of Jet Service Agreements. If (i) US Airways consummates a chapter 11 plan of reorganization, including a chapter 11 liquidating plan, and neither it nor its successor under the plan continues to operate as an airline, and substantially all of US Airways' flight operations are, therefore, discontinued, or (ii) US Airways' case under chapter 11 of the Bankruptcy Code is dismissed or converted to a case under chapter 7 of the Bankruptcy Code, or US Airways is otherwise liquidated, and as a result of such dismissal, conversion or liquidation, substantially all of US Airways' flight operations are discontinued, US Airways may reject or terminate the Jet Service Agreements by providing ten business days prior written notice to the operator under the respective Jet Service Agreement, and US Airways would be deemed to have breached such Jet Service Agreement(s) as of the effective date of the applicable notice (the "Breach Date") and such operator would have, subject to objection as provided below: (x) administrative expense claims under sections 503 and 507 of the Bankruptcy Code for any obligations arising prior to the Breach Date with respect to the applicable Jet Service Agreement and (y) general unsecured pre-petition claims under section 502(g) of the Bankruptcy Code for future damages resulting from such rejection or termination and for obligations that arise after the Breach Date with respect to the applicable Jet Service Agreement. In each case the amount of the respective claims would be subject to the ordinary claims process, including the right of parties in interest to object to the amount (but only the amount) of such claims.

Other Termination Events. In the event that US Airways materially defaults on either of the Jet Service Agreements or the Owned Aircraft Leaseback or a Jet Service Agreement otherwise is terminated, other than as a result of a material breach by Chautauqua or the Company, the Slots License would terminate. A default under the Slots License would constitute a breach under the Jet Service Agreements giving Chautauqua or the Company the right to terminate the Jet Service Agreements. The Investment Agreement may be terminated by the Company or Group (i) if the closing of the Equity Investment Option has not occurred on or before December 31, 2005; (ii) if the Omnibus Order has not been entered by the Bankruptcy Court and has not become final by April 20, 2005, (iii) upon the occurrence of the other party's uncured material breach of a representation, warranty or covenant contained in the Investment Agreement, or (iv) upon the parties' mutual agreement in writing to a termination. If the Investment Agreement is terminated, all of its provisions will become null and void, except certain limited miscellaneous provisions and, under certain circumstances, the provisions regarding (A) the Company's one-time right to purchase the Currently Owned Aircraft (and, if applicable, the EMB Committed Aircraft) and assume the Leased Aircraft, as described above, and (B) Group's obligation to reimburse the Company for certain fees and expenses, not to exceed $200,000, if the Slots Option has not been exercised, will remain in full force and effect.

Fees and Expenses. Upon the Effective Date, Group would pay to the Company non-refundable fully paid fees as follows: (i) $735,000 if the Slots Option has been exercised, irrespective of whether Group elects to exercise the Equity Investment Option, and (ii) $200,000 if the Slots Option has not been exercised. If the Investment Agreement terminates and Group has not exercised the Slots Option, Group would reimburse the Company for all reasonable fees and expenses incurred by or on behalf of the Company in connection with the negotiation, preparation, execution and delivery of the Investment Agreement and the other transaction documents contemplated by the Investment Agreement, with the aggregate amount of such reimbursement not to exceed $200,000.

A copy of the press release that was issued by the Company on March 31, 2005 relating to the Bankruptcy Court's approval of the Investment Agreement and related transactions is filed herewith as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The text set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

    99.1 Press Release of Republic Airways Holdings Inc. issued on March 31, 2005.

In addition to historical information, this Current Report on Form 8-K contains forward-looking statements. The Company may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass the Company's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should," "likely" and similar expressions identify forward-looking statements. All forward-looking statements included in this Report are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statement. Actual results may vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others, the risks discussed in the Company's Form 10-K and the Company's other filings made with the Securities and Exchange Commission, which discussions are incorporated into this Report by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Date: April 6, 2005	By:	/s/ Beth A. Taylor
Vice President and Controller

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Republic Airways Holdings Inc. issued on March 31, 2005.